Exhibit 23.7

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-4 of Banco Santander S.A. of our report dated 19 March 2009, relating to the consolidated financial statements of Alliance & Leicester plc as of December 31, 2008 and 2007 and for the three years in the period ended December 31, 2008 appearing in the Form 6-K filed on 8 July 2009 and the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte LLP

Deloitte LLP
Chartered Accountants and Registered Auditors
London, England

8 July 2009